UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): October 15, 2003

                             ERIE INDEMNITY COMPANY
               (Exact name of registrant as specified in its charter)

           PENNSYLVANIA                   0-24000                 25-0466020
  -------------------------------       -------------        -------------------
  (State or other jurisdiction of       (Commission         (I.R.S. Employer
  incorporation)                         File Number)        Identification No.)


100 Erie Insurance Place, Erie, Pennsylvania                      16530
--------------------------------------------                ----------------
  (Address of principal executive offices)                     (Zip Code)

          Registrant's telephone number, including area code (814) 870-2000

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Item 5. OTHER EVENTS.

On October 8, 2003, Erie Indemnity Company issued a press release which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Exhibit Number        Description
--------------        -----------
99.1                  Press release dated October 8, 2003



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    ERIE INDEMNITY COMPANY


                                    Erie Indemnity Company
                                ------------------------------
                                       (Registrant)

Date: October 15, 2003               /s/ Timothy G. NeCastro
                                -------------------------------
                     (Timothy G. NeCastro, Executive Vice President & CFO)

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EXHIBIT 99.1

              Erie Insurance Reports Losses From Catastrophes

ERIE, Pa. - October 8, 2003 -- (Nasdaq: ERIE) Erie Insurance Group announced today that it has received loss notifications from more than 17,000 policyholders as a result of Hurricane Isabel and subsequent severe wind and rain storms that struck North Carolina, Virginia, Maryland and Pennsylvania. Erie Insurance Group estimates total losses from these events to be approximately $74 million. Additionally, catastrophic wind and hailstorms that struck western Pennsylvania in July resulted in nearly 1,700 claims and incurred losses of approximately $20 million.

Erie Indemnity Company shares in the underwriting result of the combined Property & Casualty Group through its 5.5 percent participation in an intercompany reinsurance arrangement. These catastrophe losses, coupled with other underwriting losses, will trigger recoveries under an aggregate excess-of-loss reinsurance agreement the Company has in effect with Erie Insurance Exchange. Because of these recoveries, there will be no material effect from these catastrophe losses on the third quarter 2003 financial results of the Erie Indemnity Company.

Erie Indemnity Company provides management services to the member companies of the Erie Insurance Group, which includes the Erie Insurance Exchange, Flagship City Insurance Company, Erie Insurance Company, Erie Insurance Property and
Casualty Company, Erie Insurance Company of New York and Erie Family Life Insurance Company.

According to A.M. Best Company, Erie Insurance Group, based in Erie, Pennsylvania, is the 13th largest automobile insurer in the United States based on direct premiums written and the 20th largest property/casualty insurer in the United States based on total lines net premium written. The Group, rated A+ (Superior) by A.M. Best Company, has more than 3.6 million policies in force and operates in 11 states and the District of Columbia. Erie Insurance Group ranked 454 on the FORTUNE 500.

News releases and more information about Erie Insurance Group are available at http://www.erieinsurance.com

"Safe Harbor" Statement Under the Private Securities Litigation Reform Act of 1995: Certain forward-looking statements contained herein involve risks and uncertainties. These statements include certain discussions relating to management fee revenue, cost of management operations, underwriting, premium and investment income volume, business strategies, profitability and business relationships and the Company's other business activities during 2003 and beyond. In some cases, you can identify forward-looking statements by terms such as "may," "will," "should," "could," "would," "expect," "plan," "intend," "anticipate," "believe," "estimate," "project," "predict," "potential" and similar expressions. These forward-looking statements reflect the Company's current views about future events, are based on assumptions and are subject to known and unknown risks and uncertainties that may cause results to differ materially from those anticipated in those statements. Many of the factors that will determine future events or achievements are beyond our ability to control or predict.

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